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                                                                    EXHIBIT 23.1

                        CONSENT OF DELOITTE & TOUCHE LLP

     We consent to the use in this Registration Statement of Poet Holdings, Inc. on Form S-1 of our report dated September 8, 1999 (September 13, 1999 as to Note
11) appearing in the Prospectus, which is part of the Registration Statement and of our report dated September 8, 1999 relating to the financial statement schedule appearing elsewhere in this Registration Statement. We also consent to the reference to us under the headings "Selected Consolidated Financial Data" and "Experts" in such Prospectus.


Deloitte & Touche LLP

San Jose, California
September 15, 1999